Exhibit 32.1

CERTIFICATION

In connection with the Annual Report on Form 10-K for the year ended December 31, 2010 of Capital One Financial Corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard D. Fairbank, Chairman, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350 that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 1, 2011	/s/ RICHARD D. FAIRBANK
Richard D. Fairbank Chairman of the Board, Chief Executive Officer and President

A signed original of this written statement required by Section 906 has been provided to Capital One and will be retained by Capital One and furnished to the Securities and Exchange Commission or its staff upon request.